                                                                    EXHIBIT 4.5

NEITHER THE WARRANT REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER ANY SECURITIES LAWS IN RELIANCE OF EXEMPTION(S) THEREFROM AND NEITHER SUCH SECURITIES MAY BE SOLD OR TRANSFERRED UNLESS SUCH TRANSFER OR SALE IS MADE IN COMPLIANCE WITH ALL FEDERAL AND APPLICABLE STATE SECURITIES LAWS.

THE SHARES OF STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT WILL BE HELD SUBJECT TO AND THEIR TRANSFER IS RESTRICTED UNDER THE TERMS OF A SHAREHOLDERS' AGREEMENT, DATED AS OF MAY 10, 1996, BY AND AMONG THE CORPORATION AND CERTAIN OF ITS SHAREHOLDERS, A COPY OF WHICH IS ON FILE AND IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE CORPORATION.


No. of Shares of
Common Stock: 500                                 Warrant No. 3
                                             (by partial assignment of
                                                  Warrant No. 1)

                                       WARRANT
                          TO PURCHASE SHARES OF COMMON STOCK
                                          OF
                               ILD COMMUNICATIONS, INC.

     THIS IS TO CERTIFY THAT MORRIS TELECOMMUNICATIONS, LLC , a limited liability company organized under the laws of the State of Georgia ("Morris" or any successor or transferree, a "Holder"), is entitled to purchase from ILD COMMUNICATIONS, INC., a Delaware corporation (the "Corporation"), upon the terms, at the times and subject to the conditions hereinafter set forth, up to 500 shares of $.01 par value per share voting common stock of the Corporation (the "Common Stock"), at a purchase price of Ninety Dollars ($90.00) per share (the shares of Common Stock that are the subject of this Warrant hereinafter referred to collectively as the "Shares"):

     1. EXERCISE; TERM OF WARRANT. Except as otherwise provided herein, the Holder may exercise this Warrant, in the manner set forth in Paragraph 2 hereof, in whole or in any part from time to time, at any time on or after the date hereof but prior to 5:00 p.m., Eastern Time, on the date that is the tenth anniversary of the date of this Warrant.

     2. MANNER OF EXERCISE. In order to exercise this Warrant, the Holder shall deliver to the Corporation at its principal office (with copies by facsimile to each of the Corporation's board members), or at such other office as shall be designated by the Corporation pursuant to Paragraph 9 hereof,
(i) a written notice of the Holder's election to exercise this Warrant, (ii) a check in an amount equal to the aggregate purchase price for the Shares as to which this Warrant is exercised, and (iii) this Warrant. Such notice shall be in substantially the form of the Subscription Form appearing as Exhibit "A" to this Warrant. Upon receipt thereof, the Corporation shall execute or cause to be executed and deliver to the Holder a certificate representing the Shares, together with, if appropriate, cash in lieu of any fraction of a share, as hereinafter provided. If this Warrant shall be exercised in part, then the prior warrant shall be provided to the Corporation for cancellation and a new warrant in substantially the form as this Warrant shall be issued to the Holder with respect to the shares not so exercised. All Shares issuable upon the exercise of this Warrant shall, when issued, be validly issued, fully paid and nonassessable.

     3. WARRANT TRANSFERABLE. THIS WARRANT IS TRANSFERABLE BY THE HOLDER TO ANY OF ITS EMPLOYEES, CONSULTANTS OR AFFILIATES CONSISTENT WITH ALL APPLICABLE SECURITIES LAWS. If such warrant is transferred in part, then the prior warrant shall be provided to the Corporation for cancellation and new warrants in substantially the form as this Warrant shall be issued to all transferees, and to the Holder, as the case may be. Any proposed transferee shall, prior to any such transfer, acknowledge to the Corporation that it holds the warrant for investment purposes (and not for resale) and that shares of Common Stock that would be issued upon the exercise of the warrant shall be subject to certain transfer restrictions as set forth in the Shareholders Agreement dated as of May 10, 1996 among the Corporation and certain of its shareholders.

     4.   RECAPITALIZATION.

          a. In the event of a stock dividend, split-up or combination of shares, recapitalization, consolidation, or other similar capital change affecting the common stock of the Corporation, or if any shares of common stock shall be changed into the same or a different number of shares of any class or classes of stock or other securities, whether by capital reorganization, reclassification, subdivision or combination of shares, stock dividend or otherwise, then if all or any portion of this Warrant shall be exercised subsequent to such event (i) the number and kind of shares of stock or securities of the Corporation to be subject to this Warrant, (ii) the number of shares of Common Stock or other stock or securities which may be issued upon the exercise of this Warrant, and (iii) all other relevant provisions hereof, shall be appropriately adjusted by the Corporation.

          b. This Warrant and the rights granted to the Holder hereunder shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     5. FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional Shares upon any exercise of all or any portion of the Warrant. As to any final fraction of a Share which the Holder would otherwise be entitled to purchase upon such exercise, the Corporation may pay in cash the fair value of such fractional Share as determined in good faith by the Board of Directors of the Corporation.

     6. REPLACEMENT. Upon receipt by the Corporation of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (i) in case of loss, theft or destruction, also an indemnity satisfactory to it in the exercise of its reasonable discretion and (ii) in case of mutilation upon surrender and cancellation hereof, the Corporation will execute and deliver in lieu hereof a new Warrant of like tenor.

     7. RESERVATION AND AUTHORIZATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. All shares of Common Stock which shall be so issuable shall, when issued upon exercise of all or any part of this Warrant, be validly issued and fully paid and nonassessable.

     8. RESTRICTIVE LEGEND. Each certificate for Common Stock issued upon the exercise of this Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER ANY SECURITIES LAWS IN RELIANCE OF EXEMPTION(S) THEREFROM AND THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH TRANSFER OR SALE IS MADE IN COMPLIANCE WITH ALL FEDERAL AND APPLICABLE STATE SECURITIES LAWS.

     THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO, AND THEIR TRANSFER IS RESTRICTED UNDER, THE TERMS OF A SHAREHOLDERS' AGREEMENT DATED AS OF MAY 10, 1996 BY AND AMONG THE CORPORATION AND CERTAIN OF ITS SHAREHOLDERS, A COPY OF WHICH IS ON FILE AND IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE CORPORATION."

     9. NOTICE. Any notice, demand or delivery pursuant to the provisions hereof shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to the Holder at the address designated below, and to the Corporation at its principal office as described in Paragraph 3 above or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

     10. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed under seal this 10th day of May, 1996.


                                   ILD COMMUNICATIONS, INC.


                                   By: /s/ Michael F. Lewis
                                      -------------------------------
                                      Michael F. Lewis
                                      Its President

                                          [CORPORATE SEAL]


Acknowledgement of Receipt by Holder:

By:
   ---------------------------
Title:
      ------------------------
Address:
        ----------------------
        ----------------------

                                  SUBSCRIPTION FORM

                    (To be executed only upon exercise of Warrant)

     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases _____ shares of Common Stock, par value $.01 per share, of ILD Communications, Inc., purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________ whose address is _________________________________________________.

     Dated:____________________, 19___.



                              [HOLDER]


                              By:
                                 --------------------------------
                              Title:
                                    -----------------------------




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